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                                                     Exhibit 4(d)


                                   INDENTURE

                                      FOR

                            SENIOR DEBT SECURITIES

                          dated as of October 1, 1992

                              ------------------

 This Indenture, dated as of the 1st day of October, 1992, between Household Finance Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company") and having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070, and Continental Bank, National Association, a national banking association orga-nized and existing by virtue of the banking laws of the United States (herein-after called the "Trustee"), and having its principal Corporate Trust Office at Chicago, Illinois.

                                  WITNESSETH:

 Whereas, the Company deems it necessary from time to time to borrow money for its corporate purposes and to issue its debt securities therefor, and to that end has duly authorized and directed the execution and delivery of this Inden-ture to provide for one or more series of its unsecured debentures, notes, or other evidences of indebtedness, issuable as provided herein; and

 Whereas, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

 Now, Therefore, This Indenture Witnesseth:

 For and in consideration of the premises and the purchase of Notes to be is-sued hereunder by Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

 Article 1. Standard Provisions. All of the terms, conditions, covenants and provisions contained in the Company's Standard Multiple-Series Indenture Pro-visions for Senior Debt Securities dated as of June 1, 1992 (the "Provi-sions"), a copy of which is attached hereto, are incorporated herein by refer-ence in their entirety and shall be deemed to be a part hereof to the same ex-tent as if such provisions had been set forth in full herein. All capitalized terms which are used herein and not otherwise defined herein are defined in the Provisions and are used herein with the same meanings as in the Provi-sions. The Provisions, together with this Indenture, are deemed to be the "In-denture".


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 Article 2. Conflicts. As provided in Section 8.08(b) of the Provisions, the following indentures are excluded: the Indenture of the Company dated as of August 1, 1985, to the Trustee, as supplemented by a Second Supplemental In-denture dated as of March 1, 1986, providing for the issuance of 8 1/4% Notes Due March 1, 1998, and as supplemented by a Third Supplemental Indenture dated as of December 15, 1986, providing for the issuance of 7 3/4% Notes Due June 15, 1997, and as supplemented by a Fourth Supplemental Indenture dated as of June 1, 1987, providing for the issuance of 8 3/4% Notes Due June 1, 1993.

                                  TESTIMONIUM

 This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

 In Witness Whereof, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and at-tested, all as of the day and year first written above.

                                   Household Finance Corporation

                                   By:            Joseph W. Hoff
                                       ________________________________________
                                                  Vice President

Attest:

          K. K. Curtin
- -----------------------------------              (Corporate Seal)
        Assistant Secretary

                                   Continental Bank,National Association

                                   By:           Greg Jordan
                                       ________________________________________

Attest:

          R. C. Bergman
- -----------------------------------              (Corporate Seal)